                                                                   Exhibit 10.14



                                                        CONFIDENTIAL TREATMENT
                                                REQUESTED PURSUANT TO RULE 406

        CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT
       OF 1933. THE OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.


                              AMENDED AND RESTATED
                           LETTER AGREEMENT GCT-026/98


This Amended and Restated Letter of Agreement GCT-026/98 ("Agreement") dated April 19, 2002, is an agreement between Republic Airways Holdings, Inc. ("Buyer") with its principal place of business at 2500 S. High School Road, Indianapolis, Indiana 46241, United States, and Embraer - Empresa Brasileira de Aeronautica S.A. ("Embraer"), with its principal place of business at Sao Jose dos Campos, Sao Paulo, Brazil, relating to the Amended and Restated Purchase Agreement GCT-025/98 dated April __, 2002 (the "Purchase Agreement") for the purchase by Buyer of up to thirty-seven (37) new EMB-145 LR aircraft (the "Aircraft").

This Agreement constitutes an amendment and modification of the Purchase Agreement, and it sets forth additional agreements of the Parties with respect to the matters set forth in the Purchase Agreement. All terms defined in the Purchase Agreement shall have the same meaning when used herein, and in case of any conflict between this Agreement and the Purchase Agreement, this Agreement shall govern.

Solitair Corp. ("Solitair") has assigned to Buyer all of Solitair's rights and obligations under the Purchase Agreement DCT-025/98 between Embraer and Solitair (as amended before the date of the Purchase Agreement, the "Original Purchase Agreement") and Letter Agreement GCT-026/98 dated as of June 17, 1998 between Embraer and Solitair (as amended before the date of this Agreement, the "Original Letter Agreement") with respect to the sale of certain unexercised option aircraft, and in connection with such assignment, Solitair has also assigned to Buyer its remaining rights with respect to the aircraft delivered and to be delivered under the Original Purchase Agreement.

Buyer and Embraer now desire to amend and restate certain agreements relating to such Aircraft, as previously provided in the Original Letter Agreement.

At the time this Agreement becomes effective, neither Buyer nor Embraer shall have any rights against or obligations to the other pursuant to the Original Letter Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Embraer and Buyer agree as follows:



                                                                    Page 1 of 10
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1.       BRAZILIAN EXPORT SUPPORT

         A.       Securing Availability of [*] Benefits

                  [*] shall secure availability of Brazilian Export Financing Program [*] on behalf of and for the benefit of Buyer for the Aircraft by obtaining [*] for those Aircraft.

         B.       Amount of [*] Benefits

                  The [*] Benefits [*] of [*] of [*] which may be charged by a permitted financier of the Aircraft.

                  To the extent that the [*] Benefits are reduced below the level referred to above, withdrawn or canceled, [*] , either:

                  B.1. when and if permitted by the then existing governmental rules and regulations, [*] or

                  B.2.     [*]

         C.       [*]


2.       SPARE PARTS CREDITS

         Embraer will provide Buyer a spare parts (except engines, engine related parts and APU) and ground support equipment credit of [*] . This spare parts credit shall be made available to Buyer upon [*] If for any reason the Purchase Agreement is partially terminated in relation to any Aircraft, then Buyer shall pay [*] per each applicable terminated EMB-145 Aircraft and/or [*] per each EMB-140 Aircraft for which such Spare Parts Credit for any reason has already been provided to Buyer. Each Spare Part Credit shall only be made available to Buyer in the event there is [*] . If any such credit is not so made available to Buyer because [*] , such credit shall be made available [*] . Any portion of such credit which remains unused [*] shall be deemed to have been waived by Buyer, and no further compensation shall be due [*] for such Spare Parts Credit. Such Spare Parts Credit shall be applied against [*].

3.       ADDITIONAL SPARES

         Notwithstanding the value of Spares stated in Article 3.A.2 of the Purchase Agreement, the Buyer may acquire Spares in excess of such stated value, subject to availability of such additional Spares, from Embraer ("Additional Spares"). However, such Additional Spares [*] .


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4.       FINANCING

         A. In the event Buyer elects to assign its rights to an Aircraft to a financing institution as provided for in Article 16.a of the Purchase Agreement, it shall provide Embraer with written notice of the name, address, telephone number and contact person of such financing institution within [*] prior to intended date of the assignment; provided that Buyer shall make reasonable efforts to provide earlier notice. Buyer shall also timely provide Embraer with any other information Embraer may reasonably request in regard to such financing institution. Embraer shall inform Buyer whether such financing institution has been approved by Embraer to the extent required pursuant to Article 16 of the Purchase Agreement within [*] after its receipt of such notice.

         B. Notwithstanding anything to the contrary in Article 3 or 24 of the Purchase Agreement, the Basic Prices for the Aircraft shall [*] if Buyer does not [*] The Basic Prices for the Aircraft shall also [*]

         C. For each Aircraft (excluding Aircraft for which [*] issued), Embraer shall offer a [*] Such [*] will be based on the determination of [*] using [*] The Buyer will use commercially reasonable efforts to provide Embraer with reasonable notice of [*] provided, however, any failure to provide such notice shall [*] in accordance with the terms of this Agreement.

                  C.1 The obligation of Embraer to grant [*] contingent upon Buyer's [*]

                  C.2 If Buyer has made the determination set forth above, Embraer shall then [*] provided however, that Buyer shall make reasonable efforts to minimize [*]

                  C.3 If, on a case by case basis, Buyer is unable to use an [*] in the financing of an Aircraft after making reasonable efforts to do so, and the Buyer believes in good faith that such failure is due to [*] Buyer may request that Embraer [*] In such situation, Embraer shall [*]

                  C.4 The terms of the [*] shall apply to [*] pursuant to this Section 4.C.

         Embraer shall make [*] to assist Buyer's efforts to [*] Embraer shall not be obliged to assist Buyer in efforts to [*]

         For the avoidance of doubt, Embraer shall not be deemed to have [*]

5.       AIRCRAFT ESCALATION PRICE

         A. The Basic Prices are subject to Embraer's standard escalation formula contained in Attachment "D" (the "Escalation Formula") to the Purchase Agreement.

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         B.       The Escalation Formula applied to each Aircraft [*] for each of such Aircraft. However, in the event that the delivery date provided for any of such Aircraft is delayed for any reason not attributable to Embraer [*] and the Basic Price of the such relevant Aircraft shall be [*] in accordance with the Escalation Formula.

         C. The calculation of [*] shall be made for the [*] applicable for each relevant Aircraft [*] , and the result so obtained [*] shall be [*] .

         D. The Purchase Price for such Aircraft shall be determined as follows:

                  (i) If [*] , the Aircraft Purchase Price shall be equal to [*] , or:

                  (ii) If [*] , but [*] , the [*] shall be [*] and the applicable Aircraft Purchase Price shall be equal to [*] , or:

                  (iii) If [*] , the applicable Aircraft Purchase Price shall be equal to [*] , and the result so obtained shall be [*] .

         E. The conditions described above shall only be applicable in the event [*] . In the event, in any of the situations described above, [*] , the applicable Aircraft Purchase Price will be equal to the applicable Aircraft Basic Price [*] ."

6. SPARE PARTS [*] Embraer shall at all times provide Buyer [*] its published base spare parts catalogue price list which includes only Embraer-made parts. This [*] shall be applicable for the [*] . . Such [*] shall be applicable for spare parts purchase orders to be placed at Embraer after the signature of this Agreement.

7.       ADDITIONAL AIRCRAFT GUARANTEES

         Embraer shall provide an aircraft performance guarantee in accordance with the terms and conditions specified in Schedule "3-A" to this Agreement.

         Embraer shall provide a direct maintenance cost guarantee and scheduled dispatch reliability guarantee in accordance with the terms and conditions specified in Schedules "4" and "5", respectively. These guarantees shall apply to the Aircraft and the forty-eight (48) EMB-145LR and EMB-135KL aircraft previously delivered under the Original Purchase Agreement, and shall also apply to the five (5) additional EMB-135KL aircraft currently scheduled for delivery to Chautauqua by Solitair under the Original Purchase Agreement.

8.       CONVERSION

         A.       DECISION TO CONVERT

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                                                                    Page 4 of 10
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                  Buyer may at Buyer's option, elect to convert each of the
                  Option Aircraft to EMB-140 Aircraft (as defined below) in groups of [*] Aircraft ("Conversion Group"), provided that Buyer informs Embraer by means of a written notice ("Election Notice") no later than the date which Buyer confirms the exercise of its option to purchase such Option Aircraft, according to Article 24 of the Purchase Agreement, of its intention to exercise such conversion right. Buyer may elect to convert [*] Aircraft within each Conversion Group to EMB-140 Aircraft.

                  EMB-140 Aircraft - shall mean the EMB-145, Model EMB-135 KL version Aircraft, or, where there is more than one of such Aircraft, each of such Aircraft, manufactured by Embraer, for sale to Buyer pursuant to the Purchase Agreement, according to Technical Description TD-140/002, dated April 2000, the Aircraft Specific Configuration, Finishing and Registration Marks described in Schedule "6" to this Letter Agreement, as may be amended from time to time by Buyer at its expense as specified in Article 11 of the Purchase Agreement. The Aircraft is composed entirely of vendor parts and parts manufactured by Embraer and Embraer subcontractors, and the parts manufactured by Embraer and Embraer subcontractors shall have Embraer part numbers.

                  Any initial deposit or progress payment paid by Buyer pursuant to Articles 4.a or 24.d of the Purchase Agreement with respect to any Aircraft which later becomes an EMB-140 Aircraft, shall be held and applied to the Purchase Price of the relevant EMB-140 Aircraft in the same manner as to be held and applied to the Aircraft so converted.

         B.       APPLICATION OF PURCHASE AGREEMENT TO EMB-140 AIRCRAFT:

                  Except as provided in this paragraph "b", all terms and conditions applicable for the Aircraft shall also be applicable MUTATIS MUTANDI for the EMB-140 Aircraft.

                  B.1. The unit Basic Price of the EMB-140 Aircraft shall be [*] in [*] economic conditions in the configuration, specification and installations specified in Schedule "6", provided that there will be [*] as described in
                           Section 4.c of this Agreement and any other [*] agreed to in writing between Embraer and Buyer. In the event Buyer enters into a [*] for any EMB-140 Aircraft, the EMB-140 Aircraft Basic Price shall be [*]

                  B.2. Schedule "3-B" shall apply to the EMB-140 Aircraft in lieu of Schedule "3-A".

9.       PROGRESS PAYMENTS

9.1      FIRM AIRCRAFT

         A. The progress payments for the Firm Aircraft pursuant to Articles 4.a.2, 4.a.3

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                                                                    Page 5 of 10
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                  and 4.a.4 of the Purchase Agreement shall be reduced from [*]
                  to [*] , subject to Buyer's payment of interest pursuant to item B below.

         B. In order to compensate Embraer for this reduction in the progress payments, interest shall accrue at a rate of [*] on the amount that each such progress payment has been reduced [*] , from the date such progress payment is due until the Actual Delivery Date for each Aircraft.

9.2      OPTION AIRCRAFT

         A. Notwithstanding anything to the contrary in the Purchase Agreement, Buyer shall not be obligated to make any progress payments for an Option Aircraft until Buyer has confirmed its purchase of such Option Aircraft.

         B. The progress payments for the Option Aircraft pursuant to Articles 24.d.2, 24.d.3 and 24.d.4 of the Purchase Agreement shall be reduced from [*] to [*] , subject to Buyer's payment of interest pursuant to item C below.

         C. In order to compensate Embraer for this reduction in the progress payments, interest shall accrue at a rate of [*] on the amount that each such progress payment has been reduced [*] , from the date such progress payment is due until the Actual Delivery Date for each Aircraft.

         D.       Items A and B shall not apply to Option Aircraft [*]


9.3      GENERAL TERMS FOR INTEREST ON PROGRESS PAYMENTS

         A. Amounts owed by Buyer pursuant to this Article 9 shall not constitute part of the Aircraft Purchase Price and shall be paid by Buyer directly to Embraer upon delivery of each Aircraft through a separate invoice to be presented by Embraer.

         B. Buyer shall not withhold or deduct any portion of interest payments or, if it must do so, shall fully gross up such amounts; provided that Embraer shall cooperate reasonably with Buyer in executing any exemption forms requested by Buyer.

9.4      RETURN OF PROGRESS PAYMENTS

         Upon receipt of the Purchase Price for each Firm Aircraft, Embraer shall return the progress payments for such Aircraft, minus the amount of any progress payments due during the same calendar month for undelivered Firm Aircraft. Embraer shall apply this retained amount [*]

10.      BRIDGE FINANCING

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                                                                    Page 6 of 10
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         Embraer has provided a temporary financing structure ("Bridge
         Financing") for six (6) EMB-135 KL model aircraft to Chautauqua in accordance with the terms of the letter agreement, interim loan agreement, aircraft security agreement and security agreement supplement agreed between Embraer and Chautauqua for each such Aircraft. Any breach, default or failure to perform under the Bridge Financings by Chautauqua shall be a breach of the Purchase Agreement. Any breach, default or failure to perform by Buyer under the Purchase Agreement shall be an "Event of Default" under the Bridge Financings, as such term is defined in the Bridge Financing agreements.

11.      CONSIGNMENT

         Buyer is entitled to a spare parts consignment of [*] for Chautauqua, up to a maximum of [*] A portion of such consigned spare parts inventory shall be made available to Buyer in [*] , with additional inventory to be made available on a schedule agreed by Embraer and Buyer that increases the inventory to the maximum amount within [*] after the first delivery of consigned spare parts.

         The identification of the parts which will be included in the Consigned Stock shall be mutually agreed upon by the Parties. During the consignment period, Embraer shall have the right to replace parts within the consigned inventory [*] , however, keeping the consigned inventory level.

         Availability of Consigned Stock to Buyer is conditioned upon Buyer, Chautauqua and Embraer's designee in the United States of America entering into a consignment agreement to be negotiated by Buyer and Embraer's designee in good faith within sixty (60) days following execution of this Agreement and Embraer's and Buyer's performance of their obligations thereunder. Nevertheless, the following conditions precedent shall be fulfilled to the reasonable satisfaction of Embraer and its designee:

         a. Buyer/Chautauqua has provided the appropriate fillings of UCC-1s and any other filings reasonably requested by Embraer, as to evidence Embraer's designee's ownership/security interest in the Consigned Stock; and

         b. Buyer/Chautauqua has provided evidence of appropriate insurance coverage for the Consigned Stock during shipment from Embraer's U.S. affiliates and during storage. Such insurance shall, among other stipulations, name Embraer or its designee, as timely determined by Embraer, as sole loss payee.

         The Parties furthermore agree that Buyer/Chautauqua shall pay Embraer a [*] , based upon the Embraer's price to Buyer for spares. The Consigned Stock will be consigned to Chautauqua for a period of [*] and shall decrease during the final [*] according to the same schedule by which it increased during the first [*] of the consignment. Upon expiration of such consignment period, Chautauqua

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                                                                    Page 7 of 10
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         may return unused consigned spares or purchase the remaining relevant
         Consigned Stock.

         Buyer/Chautauqua shall pay Embraer the purchase price of each consigned spare part within [*] days of Chautauqua's removal of the consigned spare from the Consigned Stock. The price for the consigned spare parts shall be based upon [*] Embraer shall replenish the Consigned Stock as to be provided for in the Consignment Agreement in order to keep the inventory level of the Consigned Stock through the consignment period, except as provided to the contrary in this Section 10.

         In the event, for any reason the Purchase Agreement is terminated with respect to any Aircraft, the Consigned Stock shall be [*] .

12.      SIMULATOR DATA PACKAGE

         If, on or before [*] , (i) Buyer elects to acquire its own flight simulator, (ii) Buyer requests from Embraer [*] , (iii) Embraer and Buyer have entered into a [*] agreement [*] , and (iv) Embraer, Buyer and the simulator vendor have entered into an agreement with respect to [*] ; then Embraer shall [*] , which shall include [*] . Such [*] shall be provided to Buyer within [*] after Buyer's notification to Embraer [*] . Buyer may [*] ; provided that, subject to [*] provided Embraer and [*] have entered into an agreement with Buyer for [*] , in form and substance satisfactory to Buyer.

13.      MISCELLANEOUS

         All terms and conditions of the Purchase Agreement that have not been specifically altered or modified hereunder shall remain in full force and effect and time is of the essence under this Agreement.

         [The remainder of this page has been left blank intentionally.]

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[*]
























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                                                                    Page 9 of 10
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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers and to be effective as of the day and year first above written.

EMBRAER - Empresa Brasileira de         Republic Airways Holdings, Inc.
Aeronautica S.A.


By:                                     By:
   ----------------------------            -------------------------------------
Name:                                   Name:
     --------------------------              -----------------------------------

Title:                                  Title:
      -------------------------               ----------------------------------



By:
   ----------------------------

Name:
     --------------------------

Title:
      -------------------------



Witness:                                Witness:
        -----------------------                 --------------------------------

Name:                                   Name:
     --------------------------              -----------------------------------




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                       SCHEDULE "1" - [*] BASIC CONDITIONS


Subject to the terms and conditions of Article 4.c of [*] Embraer agrees to provide [*] for each Aircraft [*] actual sale of the Aircraft [*], as applicable.

1. Embraer will [*] of the Aircraft [*] means the actual delivery date of the relevant Aircraft, [*]months after the Actual Delivery Date.

2. [*] with respect to an Aircraft, [*] or such lesser amount as the Buyer may elect [*]

3. [*] means the greater [*] Embraer will negotiate in good faith [*]Notwithstanding anything above to the contrary, in the event that the Buyer [*]

4. [*] means the actual cost of [*] determined as [*] as shown on the [*] with respect to [*]

5. [*] means the [*] amount payable by [*] such amount determined to be the difference between [*]

6. [*] means [*]contemplating [*] between [*] Embraer shall be informed of all such [*] as soon as available.

7. [*] means the period commencing on the date which is [*] of the relevant Aircraft and ending on the date [*] of the relevant Aircraft.

8. Embraer shall be [*] as soon as such are received and in any event at [*] If Embraer and Buyer fail to agree that [*]

9.    The Aircraft shall comply in full with, [*]

10.   Embraer shall have [*] but no obligation, [*]

11.   Each Party shall bear its own costs [*]

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                       SCHEDULE "2" - [*] BASIC CONDITIONS


Subject to the terms and conditions of Article 4.c of [*] Embraer agrees to provide [*] for each Aircraft [*] actual sale of the Aircraft [*], as applicable.

1. Embraer will [*] of the relevant Aircraft, [*] of the relevant Aircraft, [*] months after the Actual Delivery Date.

2. [*] with respect to an Aircraft, [*] or such lesser amount as the Buyer may elect [*]

3. [*] means the greater [*] Embraer may, but will not be under the obligation to, [*]

4.    [*] means [*] provided, however, [*] Embraer shall be informed of [*]

5.    [*] means [*]

6.    Embraer shall be informed of [*] as soon as such [*]

7. [*] means the actual [*] determined as[*] as shown on the [*], reduced by [*] further reduced by [*]

8. [*] means the maximum amount payable [*] as the case may be, [*] such amount determined to be the difference between [*]

9.    Embraer shall have [*] but no obligation, [*]

10. The Aircraft shall comply in full with, or exceed, the [*] Buyer shall provide Embraer with an [*]

11.   Each Party shall bear its own costs [*]

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             SCHEDULE "3-A" - EMB-145 AIRCRAFT PERFORMANCE GUARANTEE


1.    GUARANTEES

      Embraer, subject to the conditions and limitations hereby expressed, and considering the Aircraft with a maximum takeoff weight of [*] pounds ([*] kg) and equipped with EMBRAER furnished Rolls-Royce Allison AE 3007A1 engines, guarantees each Aircraft as follows:

      a. On the Aircraft Actual Delivery Date, the Aircraft will comply with the following performance:

            a.1   CRUISE SPECIFIC AIR RANGE

                  The cruise specific air range at a gross weight of [*] pounds ([*] Kg) in a standard day (ISA), at an altitude of [*] feet, at [*] KTAS using not more than maximum cruise thrust, shall not be less than the guarantee value:

                  NOMINAL:[*]       TOLERANCE:[*]     GUARANTEE:[*]

            A.2   MISSION PAYLOAD

                  a.2.1 The payload for a stage length of [*] nautical miles in still air, shall not be less than the guarantee value:

                  GUARANTEE:  [*]
                  Note: the above guaranteed value is subject to the same tolerance applicable to the M.E.W. pursuant to Paragraph a.3 below.

                  The above guarantee is based on the following conditions and operating rules:

                  Stage Length:
                  The stage is defined as the sum of the distances for length climb, cruise and descent.

                  Takeoff:
                  The airport altitude is at [*].
                  The takeoff weight is not limited by the airport conditions. Maximum takeoff thrust is used for the takeoff.

                  Climbout Maneuver:
                  Following the takeoff [*], the Aircraft accelerates [*] while climbing to [*] feet above the departure airport altitude and retracting flaps and landing gear.

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                  Climb:
                  The Aircraft climbs from [*] feet above the departure airport altitude to [*] feet altitude [*].
                  The Aircraft then accelerates [*].
                  The climb continues at [*] until [*] feet is reached.
                  The climb continues at [*] to cruise altitude.
                  The temperature is [*] during the climb.
                  Maximum climb thrust is used throughout the climb.

                  Cruise:
                  The Aircraft cruises at an average speed [*].
                  The cruise altitude is [*] feet.
                  The temperature is [*] during cruise.
                  The cruise thrust is not to exceed [*].

                  Descent:
                  The Aircraft descends [*].
                  The descent continues [*] to an altitude of [*] feet. The temperature is [*] during descent.

                  Approach and Landing Maneuver:
                  The Aircraft decelerates to the final approach speed while extending landing gear and flaps, then descends and lands. The destination airport elevation is at sea level.

                  Fixed Allowances:
                  For the purpose of this guarantee and for the purpose of establishing compliance with this guarantee, the following shall be used as fixed quantities and allowances:

                  Taxi-out fuel:    [*].

                  Takeoff and Climbout Maneuver fuel:  [*].

                  Approach and Landing Maneuver fuel: [*].

                  Taxi-in fuel (shall be consumed from the reserve fuel): [*].

                  The usable reserve fuel remaining upon completion of the landing: [*].

                  A.2.2 OPERATIONAL EMPTY WEIGHT BASIS

                        Operational empty weight (OEW) derived in accordance with Paragraph a.2.3 shall be used as the basis for [*].

                  A.2.3 EMB-145 WEIGHT SUMMARY

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


         --------------------------------------------------------------------
                              ITEMS                    WEIGHT       WEIGHT
                                                        (KG)         (LB)
         --------------------------------------------------------------------

         --------------------------------------------------------------------
           1 - M.E.W. Std. EMB-145 Aircraft              [*]         [*]
               Configuration
         --------------------------------------------------------------------
           2 - Option to std EMB-145 Aircraft (*)        [*]         [*]
         --------------------------------------------------------------------
           3 - M.E.W.  Customer Configuration            [*]         [*]
         --------------------------------------------------------------------
           4 - Operating Items                           [*]         [*]
         --------------------------------------------------------------------
           a - Pilot and Copilot (180 Lb each) (**)      [*]         [*]
         --------------------------------------------------------------------
           b - Stewardess (140 Lb each) (**)             [*]         [*]
         --------------------------------------------------------------------
           c - Engine oil                                [*]         [*]
         --------------------------------------------------------------------
           d - Hydraulic Fluid                           [*]         [*]
         --------------------------------------------------------------------
           e - Unusable Fuel                             [*]         [*]
         --------------------------------------------------------------------
           f - Apu Oil                                   [*]         [*]
         --------------------------------------------------------------------
           g - Toilet Fluid                              [*]         [*]
         --------------------------------------------------------------------
           h - Water                                     [*]         [*]
         --------------------------------------------------------------------
           i - Flight Kit                                [*]         [*]
         --------------------------------------------------------------------
           j - Crew Baggage                              [*]         [*]
         --------------------------------------------------------------------
           k - Catering Standard                         [*]         [*]
         --------------------------------------------------------------------
           l - Pass. Serv. Equip.                        [*]         [*]
         --------------------------------------------------------------------
           m - 2nd Attendant                             [*]         [*]
         --------------------------------------------------------------------
           5 - O. E. W.  Customer Configuration          [*]         [*]
         --------------------------------------------------------------------

            REMARKS:

            (*)  See Customer Options Table (Item a.2.4).
            (**) In accordance with Advisory Circular No: 120-27C (U.S.
                 Depart. Of Transp./FAA)

            A.2.4 CUSTOMER OPTIONS TABLE:


     ------------------------------------------------------------------------------
                               ITEMS                      OPT     WEIGHT     WEIGHT
                                                                   (KG)       (LB)
     ------------------------------------------------------------------------------

        A) OPTIONS TO STD AVIONIC CONFIGURATION
     ------------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------

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           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
     ------------------------------------------------------------------------------


        B) OPTIONAL SYSTEM / OTHER EQUIPMENT
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
     ------------------------------------------------------------------------------


        C) INTERIOR OPTIONAL ITEMS
     ------------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
           ------------------------------------------------------------------------
           [*]                                            [*]       [*]        [*]
     ------------------------------------------------------------------------------

     ------------------------------------------------------------------------------
                              SUB-TOTAL (OPTIONS STD A/C)           [*]        [*]
     ------------------------------------------------------------------------------

      (1) Provisions for JAA Certification:
          - Wiring provision on the panel lamps for Filament Test
          - Structural provision for 10(degree) rudder deflection
          - Wiring provision for the nose landing gear door position indication in the EICAS
          - Provision for warning of the selection of Flaps 22(degree) to take-off
          - Provision for limitation of the hydraulic pressure on the speed brake actuator when the aircraft is above 200 knots

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                                                                     Page 4 of 8

      (2) Galley inserts (Trolley, SU, Hot Jugs) and catering are not included

      A.3   [*]

2.    AIRCRAFT CONFIGURATION

      2.1 The guarantees stated above are based on the EMB-145 Basic Aircraft configuration as defined in the Technical Description TD-145/010 dated January 1998, plus specific Buyer configuration options as defined in Attachment "A" to the Purchase Agreement, (hereinafter referred to as the Detail Specification). Appropriate adjustment to the guarantees shall be made for changes in such Detail Specification approved in writing by the Buyer and Embraer. Such adjustments shall be accounted for by Embraer in its evidence of compliance with the guarantees.

            In the event a change is made to any law, governmental regulation or requirement, or in the interpretation of any such law, governmental regulation or requirement that affects the certification basis for the Aircraft, and as a result thereof, a change is made to the configuration and/or the performance of the Aircraft in order to obtain certification, the guarantees set forth in this Aircraft Performance Guarantee shall be appropriately modified to reflect any such change.

      2.2 The mission payload guarantee of Paragraph 1.a.2.1 and the Manufacturer's Empty Weight guarantee of Section 1.a.3 shall be adjusted by Embraer for the following in its evidence of compliance with such guarantees:

            (1) Changes to the Detail Specification including Change Requests, Master Changes, Change Orders or any other changes mutually agreed upon between the Buyer and Embraer.

            (2) The difference between the component weight allowances given in the appropriate section of the Detail Specification and the actual weights.

3.    GUARANTEE CONDITIONS

      3.1 All guaranteed performance data are based on the ICAO International Standard Atmosphere (ISA) and specified variations therefrom; altitudes are pressure altitudes.

      3.2 The FAA Regulations (FAR) referred to in this Schedule are, unless otherwise specified, the EMB-145 Certification Basis regulations specified in the Type Certificate Data Sheet. The reference number for the Certificate Data Sheet and its date of issue will be provided to Buyer within fifteen (15) days of type approval.

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                                                                     Page 5 of 8

      3.3 The cruise specific air range, speed and altitude capability, and the climb, cruise and descent portions of the mission guarantees include allowances for normal electrical power extraction and normal operation of the air conditioning system. Normal power extraction shall be defined as not less than a [*] total electrical and hydraulic loads. Normal operation of the air conditioning system shall be defined as operation in the automatic mode, with the temperature control set to maintain a nominal cabin temperature of 75(Degree)F, and all air conditioning systems operating normally. This operation nominally allows a sea level cabin altitude to be maintained up to [*] feet and a maximum cabin pressure differential of [*] pounds per square inch at higher altitudes, with a nominal Aircraft cabin ventilation rate of [*] cubic feet per minute at [*] ft including passenger cabin recirculation (nominal recirculation is [*] percent not considering gasper flow). The APU is turned off unless otherwise specified.

      3.4 The cruise specific air range, speed and altitude capability, and the climb, cruise, and descent portions of the mission guarantees are based on [*] Aircraft center of gravity location of [*] of the mean aerodynamic chord.

      3.5 Performance, where applicable, is based on a fuel Lower Heating Value (LHV) of [*] BTU per pound and a fuel density of [*] pounds per U.S. gallon.

4.    PARTIES' OBLIGATIONS ACCORDING TO THIS GUARANTEE

      RELATIVE TO THE GUARANTEES STATED IN PARAGRAPH 1.a above:

      4.1 During the Aircraft acceptance to be performed by Buyer in accordance with Article 7 of the Purchase Agreement, Buyer shall check the Aircraft performance specified in paragraph 1.a of this Schedule "3-A", by using the EMB-145 Aircraft Flight Manual (AFM) and by comparing the flight test data, at the atmospheric conditions prevailing during the flight, with the information presented in the EMB-145 Supplementary Performance Manual (SPM). All the performance guarantee under this Schedule "3-A" are in accordance with both manuals above mentioned, taking into consideration the established tolerances.

      4.2 Embraer's obligations in respect to the guarantees stated in Paragraph 1.a of this Schedule "3-A", are limited to Buyer's right to terminate the Purchase Agreement in respect to the relevant Aircraft, pursuant to Article 23.d. should it be reasonably verified that such Aircraft during the acceptance procedure specified in
            Article 7 of the Purchase Agreement, cannot comply with the performances guaranteed hereunder after Embraer has had a reasonable opportunity to cure such deficiencies in accordance with Article 7.

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                                                                     Page 6 of 8

      4.3 In case during the above mentioned acceptance procedure, it is proven that the Aircraft performance does not comply with the performances specified in Paragraph 1.a of this Schedule "3-A", but Buyer considers it satisfactory by accepting delivery of such Aircraft, then Embraer shall not be liable to any claim or demand whatsoever from Buyer with respect to such performance guarantees.

      4.4 Upon acceptance of the Aircraft by Buyer, all obligations of Embraer regarding the Aircraft performance guarantees specified in Paragraph 1.a, shall cease.

5.    GUARANTEE COMPLIANCE

      5.1 Compliance with the guarantees of Section 1.a shall be based on the conditions specified in that section, the Aircraft configuration of
            Section 2 and the guarantee conditions of Section 3.

      5.2 Compliance with the takeoff, landing, and TOW Climb limit guarantees shall be based on the FAA-approved Airplane Flight Manual for the EMB-145.

      5.3 Compliance with the cruise specific air range, speed, and the climb, cruise and descent portions of the mission guarantees shall be established by calculations based on the comparison mentioned in
            Section 4.1 above..

      5.4 The data derived from tests shall be adjusted as required by conventional methods of correction, interpolation or extrapolation in accordance with established engineering practices to show compliance with provisions of Section 1.a.

      5.5 [*] shall be based on information in the appropriate approved weight and balance manual, or associated document or report.

      5.6 Compliance with the guarantees set forth in this Schedule does not depend on the engine meeting the performance requirements contained in the engine specification.

6.    EXCLUSIVE GUARANTEES

      6.1 The only performance guarantees applicable to the Aircraft are those set forth in this document. The performance guarantees set forth herein are established between Buyer and Embraer and may not be transferred or assigned to others, unless by previous written consent of Embraer.

      6.2   THE GUARANTEES, OBLIGATIONS AND LIABILITIES OF EMBRAER,

            AND REMEDIES OF BUYER SET FORTH IN THIS PERFORMANCE GUARANTEE ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER RIGHTS, CLAIMS, DAMAGES AND REMEDIES OF BUYER AGAINST EMBRAER OR ANY ASSIGNED OF EMBRAER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY ACHIEVED PERFORMANCE.

      6.3 The terms and conditions of this Performance Guarantee do not alter, modify or impair, in any way, the terms and conditions of Attachment C (EMB-145 AIRCRAFT WARRANTY CERTIFICATE) to the Purchase Agreement.


---------
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                                                                     Page 8 of 8

                                 SCHEDULE "3-B"
                    EMB 140 - AIRCRAFT PERFORMANCE GUARANTEE



1.    GUARANTEES

      Embraer, subject to the conditions and limitations hereby expressed, and considering the Aircraft with a maximum takeoff weight of [*] pounds ( [*] kg) and equipped with EMBRAER furnished Rolls-Royce Allison AE 3007A1/3 engines, guarantees each Aircraft as follows:

      A. On the Aircraft Actual Delivery Date, the Aircraft will comply with the following performance:

            A.1   CRUISE SPECIFIC AIR RANGE

                  The cruise specific air range at a gross weight of [*] pounds ( [*] Kg) in a standard day (ISA), at an altitude of [*] feet, at [*] KTAS using not more than maximum cruise thrust, shall not be less than the guarantee value:

                  NOMINAL:  [*]        TOLERANCE:  [*]       GUARANTEE:  [*]

            A.2   MISSION PAYLOAD

                  A.2.1 The payload for a stage length of [*] nautical miles in still air, shall not be less than the guarantee value:

                        GUARANTEE:   [*]
                        Note: The above guaranteed value is subject to the same
                              tolerance applicable to the MEW pursuant to Paragraph a.3 below.

                        The above guarantee is based on the following conditions and operating rules:

                        Stage Length:
                        The stage is defined as the sum of the distances for length climb, cruise and descent.

                        Takeoff:
                        The airport altitude is at SEA LEVEL.
                        The takeoff weight is not limited by the airport conditions.
                        Maximum takeoff thrust is used for the takeoff.

                        Climbout Maneuver:

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                                                                     Page 1 of 8

                        Following the takeoff [*] , the EMB-140 Aircraft accelerates [*] while climbing to [*] feet above the departure airport altitude and retracting flaps and landing gear.

                        Climb:
                        The EMB-140 Aircraft climbs from [*] feet above the departure airport altitude to [*] feet altitude at [*] . [*] The EMB-140 Aircraft then accelerates [*].
                        The climb continues at [*] until [*] feet is reached. The climb continues at [*] to cruise altitude.
                        The temperature is [*] during the climb.
                        Maximum climb thrust is used throughout the climb.

                        Cruise:
                        The EMB-140 Aircraft cruises at an average speed of [*]. The cruise altitude is [*] feet.
                        The temperature is [*] during cruise.
                        The cruise thrust is not to exceed [*].

                        Descent:
                        The EMB-140 Aircraft descends  [*].
                        The descent continues [*] to an altitude of [*] feet. The temperature is [*] during descent.

                        Approach and Landing Maneuver:
                        The EMB-140 Aircraft decelerates to the final approach speed while extending landing gear and flaps, then descends and lands.
                        The destination airport elevation is at sea level.

                        Fixed Allowances:
                        For the purpose of this guarantee and for the purpose of establishing compliance with this guarantee, the following shall be used as fixed quantities and allowances:

                        Taxi-out fuel:     [*].

                        Takeoff and Climbout Maneuver fuel:   [*].

                        Approach and Landing Maneuver fuel:  [*].

                        Taxi-in fuel (shall be consumed from the reserve fuel):
                        [*].

                        The usable reserve fuel remaining upon completion of the landing: [*].

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                                  Page 2 of 8

                  A.2.2 OPERATIONAL EMPTY WEIGHT BASIS

                        Operational empty weight (OEW) derived in accordance with Paragraph a.2.3 shall be used as the basis [*] .

                  A.2.3 EMB-140 WEIGHT SUMMARY


         --------------------------------------------------------------------
                               ITEMS                       [*]        [*]
         --------------------------------------------------------------------
           1 - M.E.W Std. EMB-140 Aircraft                 [*]        [*]
               Configuration(*)
         --------------------------------------------------------------------

         --------------------------------------------------------------------
           2 - Option to std EMB-140 Aircraft (**)         [*]        [*]
         --------------------------------------------------------------------

         --------------------------------------------------------------------
           3 - M.E.W.  Customer Configuration LR           [*]        [*]
               version
         --------------------------------------------------------------------

         --------------------------------------------------------------------
           4 - Operating Items                             [*]        [*]
         --------------------------------------------------------------------
           a - Pilot and Copilot (180 Lb each) (***)          [*]        [*]
         --------------------------------------------------------------------
           b - Stewardess (140 Lb each) (***)                 [*]        [*]
         --------------------------------------------------------------------
           c - Engine oil                                     [*]        [*]
         --------------------------------------------------------------------
           d - Hydraulic Fluid                                [*]        [*]
         --------------------------------------------------------------------
           e - Unusable Fuel                                  [*]        [*]
         --------------------------------------------------------------------
           f - Apu Oil                                        [*]        [*]
         --------------------------------------------------------------------
           g - Toilet Fluid                                   [*]        [*]
         --------------------------------------------------------------------
           h - Water                                          [*]        [*]
         --------------------------------------------------------------------
           i - Flight Kit                                     [*]        [*]
         --------------------------------------------------------------------
           j - Crew Baggage                                   [*]        [*]
         --------------------------------------------------------------------
           k - Catering Standard                              [*]        [*]
         --------------------------------------------------------------------
           l - Pass. Serv. Equip.                             [*]        [*]
         --------------------------------------------------------------------
           m - 2nd Attendant                                  [*]        [*]
         --------------------------------------------------------------------

         --------------------------------------------------------------------
           5 - O. E. W.  Customer Configuration LR         [*]        [*]
               version
         --------------------------------------------------------------------

         --------------------------------------------------------------------

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                                                                     Page 3 of 8

            REMARKS:

            (*)  See Customer Options Table (Item a.5.4).
            (**) In accordance with Advisory Circular No: 120-27C (U.S.
                 Depart. Of Transp./FAA)

                  A.2.4 CUSTOMER OPTIONS TABLE:

     ------------------------------------------------------------------------------
                               ITEMS                      OPT  WEIGHT     WEIGHT
                                                                (KG)       (LB)
     ------------------------------------------------------------------------------
        A) OPTIONS TO STD AVIONIC CONFIGURATION
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
           ------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------


     ------------------------------------------------------------------------------
        B) OPTIONAL SYSTEM / OTHER EQUIPMENT
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------

        C) INTERIOR OPTIONAL ITEMS
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------

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                                                                     Page 4 of 8

     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------
            [*]                                           [*]    [*]        [*]
     ------------------------------------------------------------------------------

     ------------------------------------------------------------------------------
                             SUB-TOTAL (OPTIONS STD A/C)            [*]        [*]
     ------------------------------------------------------------------------------

     (1) Galley inserts (Trolley, SU, Hot Jugs) and catering are not included

      A.3   [*]

2.    EMB-140 AIRCRAFT CONFIGURATION

      2.1 The guarantees stated above are based on the EMB-140 Basic Aircraft configuration as defined in the Technical Description TD-140/002 dated April 2000, plus specific Buyer configuration options as defined in Attachment "A" to the Purchase Agreement, (hereinafter referred to as the Detail Specification). Appropriate adjustment to the guarantees shall be made for changes in such Detail Specification approved in writing by the Buyer and Embraer. Such adjustments shall be accounted for by Embraer in its evidence of compliance with the guarantees.

            In the event a change is made to any law, governmental regulation or requirement, or in the interpretation of any such law, governmental regulation or requirement that affects the certification basis for the EMB-140 Aircraft, and as a result thereof, a change is made to the configuration and/or the performance of the EMB-140 Aircraft in order to obtain certification, the guarantees set forth in this EMB-140 Aircraft Performance Guarantee shall be appropriately modified to reflect any such change.

      2.2 The guarantee payloads of Paragraph 1.a.5 and the Manufacturer's Empty Weight guarantee of Section 1.a.6 shall be adjusted by Embraer for the following in its evidence of compliance with such guarantees:

            (1) Changes to the Detail Specification including Change Requests, Master Changes, Change Orders or any other changes mutually agreed upon between the Buyer and Embraer.

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* Confidential

            (2) The difference between the component weight allowances given in the appropriate section of the Detail Specification and the actual weights.

3.    GUARANTEE CONDITIONS

      3.1 All guaranteed performance data are based on the ICAO International Standard Atmosphere (ISA) and specified variations therefrom; altitudes are pressure altitudes.

      3.2 The FAA Regulations (FAR) referred to in this Schedule are, unless otherwise specified, the EMB-140 Certification Basis regulations specified in the Type Certificate Data Sheet. The reference number for the Certificate Data Sheet and its date of issue will be provided to Buyer within fifteen (15) days of type approval.

      3.3 The takeoff and landing guarantees are based on hard surface, level and dry runways with no wind or obstacles, no clearway or stopway, and with automatic anti-skid operative unless otherwise specified. The takeoff performance is based on no engine bleed for air conditioning or thermal anti-icing and the Auxiliary Power Unit
            (APU) turned off unless otherwise specified. The improved climb performance procedure will be used for takeoff as required. The landing data is based on the use of automatic spoilers.

      3.4 The cruise specific air range, speed and altitude capability, and the climb, cruise and descent portions of the mission guarantees include allowances for normal electrical power extraction and normal operation of the air conditioning system. Normal power extraction shall be defined as not less than a [*] total electrical and hydraulic loads. Normal operation of the air conditioning system shall be defined as operation in the automatic mode, with the temperature control set to maintain a nominal cabin temperature of 75(DEGREE)F, and all air conditioning systems operating normally. This operation nominally allows a sea level cabin altitude to be maintained up to [*] feet and a maximum cabin pressure differential of [*] pounds per square inch at higher altitudes, with a nominal EMB-140 Aircraft cabin ventilation rate of [*] cubic feet per minute at [*] ft including passenger cabin recirculation (nominal recirculation is [*] percent not considering gasper flow). The APU is turned off unless otherwise specified.

      3.5 The cruise specific air range, speed and altitude capability, and the climb, cruise, and descent portions of the mission guarantees are based on an EMB-140 Aircraft center of gravity location of [*] of the mean aerodynamic chord.

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* Confidential

      3.6 Performance, where applicable, is based on a fuel Lower Heating Value (LHV) of [*] BTU per pound and a fuel density of [*] pounds per U.S. gallon.

4.    PARTIES' OBLIGATIONS ACCORDING TO THIS GUARANTEE

      RELATIVE TO THE GUARANTEES STATED IN PARAGRAPH 1.a above:

      4.1 During the EMB-140 Aircraft acceptance to be performed by Buyer in accordance with Article 7 of the Purchase Agreement, Buyer shall check the EMB-140 Aircraft performance specified in paragraph 1.a of this Schedule A, by using the EMB-140 Aircraft Flight Manual (AFM) and by comparing the flight test data, at the atmospheric conditions prevailing during the flight, with the information presented in the EMB-140 Supplementary Performance Manual (SPM). All the performance guarantee under this Schedule A are in accordance with both manuals above mentioned, taking into consideration the established tolerances.

      4.2 Embraer's obligations in respect to the guarantees stated in Paragraph 1.a of this Schedule A, are limited to Buyer's right to terminate the Purchase Agreement in respect to the relevant EMB-140 Aircraft, pursuant to Article 23.d. should it be reasonably verified that such EMB-140 Aircraft during the acceptance procedure specified in Article 7 of the Purchase Agreement, cannot comply with the performances guaranteed hereunder after Embraer has had a reasonable opportunity to cure such deficiencies in accordance with Article 7.

      4.3 In case during the above mentioned acceptance procedure, it is proven that the EMB-140 Aircraft performance does not comply with the performances specified in Paragraph 1.a of this Schedule "3-B", but Buyer considers it satisfactory by accepting delivery of such EMB-140 Aircraft, then Embraer shall not be liable to any claim or demand whatsoever from Buyer with respect to such performance guarantees.

      4.4 Upon acceptance of the EMB-140 Aircraft by Buyer, all obligations of Embraer regarding the Aircraft performance guarantees specified in Paragraph 1.a, shall cease.

5.    GUARANTEE COMPLIANCE

      5.1 Compliance with the guarantees of Section 1.a shall be based on the conditions specified in that section, the EMB-140 Aircraft configuration of Section 2 and the guarantee conditions of Section 3.

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* Confidential

      5.2 Compliance with the takeoff, landing, and TOW Climb limit guarantees shall be based on the FAA-approved Airplane Flight Manual for the EMB-140.

      5.3 Compliance with the cruise specific air range, speed, and the climb, cruise and descent portions of the mission guarantees shall be established by calculations based on the comparison mentioned in
            Section 4.1 above.

      5.4 The data derived from tests shall be adjusted as required by conventional methods of correction, interpolation or extrapolation in accordance with established engineering practices to show compliance with provisions of Section 1.a.

      5.5 [*] shall be based on information in the appropriate approved weight and balance manual, or associated document or report.

      5.6 Compliance with the guarantees set forth in this Schedule does not depend on the engine meeting the performance requirements contained in the engine specification.

6.    EXCLUSIVE GUARANTEES

      6.1 The only performance guarantees applicable to the EMB-140 Aircraft are those set forth in this document. The performance guarantees set forth herein are established between Buyer and Embraer and may not be transferred or assigned to others, unless by previous written consent of Embraer.

      6.2 THE GUARANTEES, OBLIGATIONS AND LIABILITIES OF Embraer, AND REMEDIES OF Buyer SET FORTH IN THIS PERFORMANCE GUARANTEE ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND Buyer HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER RIGHTS, CLAIMS, DAMAGES AND REMEDIES OF Buyer AGAINST Embraer OR ANY ASSIGNED OF Embraer, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY ACHIEVED PERFORMANCE.

      6.3 The terms and conditions of this Performance Guarantee do not alter, modify or impair, in any way, the terms and conditions of Attachment C (AIRCRAFT WARRANTY CERTIFICATE) to the Purchase Agreement.

---------
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                                                                     Page 8 of 8

                SCHEDULE "4" - DIRECT MAINTENANCE COST GUARANTEE


References to "Aircraft" in this Direct Maintenance Cost Guarantee shall be deemed to include all EMB-145 and EMB-135 KL model aircraft delivered (or to be delivered) to Chautauqua as operator pursuant to Purchase Agreement DCT-025/98 between Embraer and Solitair Corp., and all aircraft to be delivered to Chautauqua as operator pursuant to Amended and Restated Purchase Agreement DCT-025/98 between Embraer and Republic Airways Holdings, Inc. The "Guarantee Term" under this Direct Maintenance Cost Guarantee shall be deemed to have begun on [*].

I. Embraer, subject to the terms, conditions and limitations contained in this Schedule "4", shall guarantee the material maintenance cost (the "Maintenance Guarantee") for the fleet of Aircraft as follows:

II. The Maintenance Guarantee for the Aircraft fleet shall be for the period which begins at [*] ("Guarantee Term").

      a) For the first [*] period commencing with the first actual Aircraft delivery date to Buyer, regarding expenses related to material cost, the Achieved cumulative Maintenance Cost - AMC for replacement, repair and overhauls of Buyer's Aircraft fleet, shall not exceed a Maintenance Cost Guarantee rate of [*] .

      b) For the first [*] period commencing with the [*] , regarding expenses related to material cost, the Achieved cumulative Maintenance Cost - AMC for replacement, repair and overhauls of Buyer's Aircraft fleet, shall not exceed a Maintenance Cost Guarantee rate of [*]

      b)    The [*] shall be [*] in accordance with [*] the Purchase Agreement.

      c) Measurement will be computed annually on the anniversary date of [*] The results will be reconciled year by year until [*]

      d) In the event at the end of each annual measurement period, the AMC is higher than the MCG, Embraer shall provide a spare parts credit
            (CRn) to Buyer as provided for below: [*]

      e) Buyer shall calculate and submit to Embraer the AMC quarterly, within 30 days after the end of each quarter during the Guarantee Term. The guarantee contained in this Schedule "4" shall terminate in the event Buyer fails to submit the AMC to Embraer as required.

            The Parties shall use [*] efforts to reach an agreement over the data annually within [*] after the submission of AMC in regard to any fourth quarter.

            In the event that the AMC contains [*] which is out of the reasonable control of [*] , the Parties shall also discuss the reasons for such [*] and whether it

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            should be included in the calculation of the AMC. Any credit amount will be credited to Buyer thirty (30) days after the agreement regarding the annual period. Such credit may be used by Buyer only toward [*]

      f) This Maintenance Guarantee is based upon the following assumptions, and any change to the assumptions shall result in an appropriate recalculation of the MCG rate.

            1. Fleet size: A minimum fleet size of [*] Aircraft delivered in accordance with this Agreement.

            2. Utilization: The guarantee covers [*] flight hours per cycle, [*] APU hour per flight hour. Buyer's EMB-145 and EMB-135KL fleet-wide average annual Aircraft utilization shall be [*] flight hours, plus or minus [*] In the event that the Aircraft utilization is more than [*] different of the conditions described in this paragraph, [*] shall be adjusted in accordance with the "Aircraft [*] which has already been provided by Embraer to Buyer.

            3.    Operators labor rate: [*] man hour.

            4.    Maintenance Review Board Report- (MRB-145/1150) rev-2.

      g)    The following are the elements covered under this Maintenance
            Guarantee:

            1. Material cost for non-repairable parts purchased from or through Embraer and Embraer approved vendors.

            2. Overhaul/repair costs incurred at Embraer approved repair facilities.

            3. Expendable which can be accounted for on an unit basis, i.e. filters, gaskets, excluding wire, rivets, nuts, bolts.

            4. Parts and materials consumed through scheduled maintenance according to the Maintenance Review Board Report- (MRB-145/1150).

      h)    The following elements are not covered under this guarantee:

            1.    Costs associated with taxes, levies, imposts, customs fees.

            2. Shipping, receiving, ferry, storage, warehousing and insurance expenses.

            3.    General administrative and overhead expenses.

            4. Restoration expenses incurred due to damage to or failure of Aircraft, components or parts caused by accident, incident, FOD or Acts of God, negligence, abuse, misuse and/or maintenance errors.

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            5.    When the Aircraft or any of its parts has/have been altered or modified by Buyer, without prior approval from Embraer or from the manufacturer of the parts through a service bulletin, provided such approvals have not been unreasonably withheld.

            6. Bulk consumable including but not limited to deicing fluid, water, oil, sealant, washing compounds, cleansers, solvents, and lubricants.

            7. Labor cost (excluding the [*] related to [*] , and [*] Service Bulletins implementation, provided that [*] have been [*] in writing by [*] in order to [*] .

            8.    Service bulletins.

            9. Parts or components returned from Vendors with "no-fault" found, i.e., re-certification charges without any repair and associated labor. Any part removed and replaced from an Aircraft which does not solve the Aircraft problem (poor troubleshooting) and associated labor.

            10. Leasing or loan fees related to components which are being used in place of a failed unit.

            11. Any part supplied on a "no-charge basis" or for which a warranty credit or replacement part has been supplied.

            12.   Aircraft downtime costs.

            13. Any parts that are changed during scheduled or unscheduled maintenance, due to failure, that are still under the warranty period and, are not submitted to Embraer or the suppliers for warranty credit.

            14. Spare parts prices that exceed the prices obtainable from Embraer, provided, in the event that [*] in a reasonable time frame, [*] may [*] , and [*] will reasonably agree on [*] .

            15. In cases of deterioration, wear, breakage, damage or any other defect resulting from the use of inadequate packing methods when returning items to Embraer or its representatives.

            16. Maintenance problems caused by Buyer's negligence or misuse of parts or Buyer's failure to take all maintenance actions on the Aircraft as recommended in all applicable maintenance manuals.

            17. Maintenance problems involving Aircraft or parts that has/have been involved in an accident, or when parts either defective or not complying

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                  to manufacturer's design or specification have been used.

            18. Maintenance problems involving parts that have had their identification marks, designation, seal or serial number altered or removed.

            19. Extraordinary costs incurred as a result of any labor disruption or dispute involving a significant work action which affects in whole or part the Aircraft's normal operation or maintenance.

            20.   Engines and related LRU costs.

            21.   Auxiliary Power Unit (APU) and related LRU costs

            22.   BFE (Buyer Furnished Equipment)

III. The foregoing maintenance guarantee is provided subject to Buyer's adherence to the following general conditions:

      a.    Airplane Operation

            Aircraft shall be operated in airline service in accordance with the FAA regulations and as recommended by Embraer through the official and updated Operations and Airplane Flight Manual.

      b.    Inspection Program

            The Aircraft shall be maintained in accordance with the then-current Maintenance Review Board Report- (as of the date of execution of this Agreement, MRB-145/1150), and the checks shall in no event occur at a time [*] . Buyer's Maintenance Program must have provisions for escalating the checks interval as soon as the FAA allows. Buyer's program should also include the use of task cards to assist the maintenance personnel in performing inspection task.

      c.    Aircraft Manuals

            Buyer shall keep a complete set of Embraer recommended manuals up-to-date and available to airline personnel for assisting them with the maintenance and operation of the Aircraft. A set of recommended manuals or a electronic link to the data should be available at all maintenance bases (line or heavy) and shall be maintained with the latest revisions at all times.

      d.    Warranty

            Buyer shall have at minimum, one person which will be dedicated to the Aircraft warranty program. This person(s) will be trained by Embraer warranty department on the correct procedures for filing Buyer warranty claims in accordance with mutually agreed format. This person(s) shall also be responsible for the filing of warranty claims directly to suppliers for credit, repair or replacement.

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      e.    Parts Repair

            All shop repairs shall be performed in Embraer's or Embraer's suppliers' authorized repair shops.

      f.    Staff levels

            Buyer shall have available reasonable staff to properly maintain the Aircraft during scheduled and unscheduled maintenance. This shall include, but not be limited to, mechanics, electricians, avionics specialists, inspectors, cleaners, ground personnel and flight crews licensed or certified by FAA as required by FAA regulations.

      g.    Training

            Buyer is required to put in place a training program approved by the local airworthiness authority, which, at a minimum, shall include the following items:

            1.    initial and recurrent training for pilots in the Aircraft;
            2. initial and recurrent training for flight attendants in the Aircraft; and
            3. initial and recurrent training for the maintenance staff (airframe, powerplant, electric avionics specialists) in the Aircraft.

            A reasonable number of maintenance specialist will require supplier's training. Buyer is required to train to the above standards a reasonable number of new hired employee who will work in or on the Aircraft.

      h.    Spare Parts Limitation

            Spare parts price shall not exceed the prices obtainable from Embraer. In the event that Embraer cannot supply a part to Buyer in a reasonable time frame, Embraer may authorize the purchase of such part by Buyer from a third party at a price in excess of Embraer's price, and the cost of such part shall be included in the event it is commercially reasonable under the circumstances, provided Buyer has used commercially reasonable efforts to maintain the minimum stock level as and to the extent set forth in the IPL and agreed in the reprovisioning meeting.

      i. Buyer will be required to provide Embraer an every three month service bulletin status report, containing service bulletin number, Aircraft serial number, Aircraft total time and total cycles.

      j. When Embraer recommends that Buyer implement a service bulletin which improves performance or dispatch reliability, enhances flight operations or decreases maintenance costs, Embraer's Customer Support Department shall send a written notice addressed to Buyer with recommendations that such service bulletin be complied with on the Aircraft. In the event that [*] are reasonably acceptable [*] Embraer at its discretion shall [*] , otherwise [*] shall be mutually agreed by the Parties. If Buyer chooses to comply with such service

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            bulletin, Buyer will then order whatever parts are required by the service bulletin and schedule the Aircraft for incorporation.

      k.    Ground Support Equipment

            Embraer shall provide Buyer a list of tooling and ground support equipment required to maintain the Aircraft, this list shall be subject to Buyer's reasonable approval. Buyer will be required to maintain these levels of required tooling and ground support equipment in good working order at all times.

      l.    Reliability Reporting

            Buyer is to provide monthly to Embraer a Aircraft reliability report. This report shall include Aircraft total time and cycles, component removals, shop finding reports and tear down reports (for each failure completed) by authorized agencies and SDR's (Service Difficult Report) with date, Aircraft registration, problem description, maintenance action, and part number and serial number of the components removed and installed. Buyer shall use the ATA 100 chapter breakdown format for all reports.

      m.    Accounting System

            1. Buyer shall have an accounting systems, subject to Embraer's reasonable approval, which demonstrates the ability to discriminate between chargeable and non-chargeable costs and expenses. Buyer's accounting system shall be presented to Embraer [*] after [*].

            2. Buyer shall also provide on a [*] basis an activity and expenditure report satisfactory to Embraer.

            3. Embraer and Buyer may convene frequently meetings to address issues concerning the AMC and to identify methods to decrease Buyer's maintenance costs. At a minimum, Embraer and Buyer shall have two meeting per year to confirm and compute all costs claimed by Buyer. Buyer shall permit Embraer access to all Buyer data which can be used to verify any reports produced pursuant to this Schedule .

      n.    Duplicated Guarantee

            If Buyer negotiates directly with any of Embraer's suppliers/vendors a particular maintenance cost guarantee or equivalent program, the portion of cost related to this equipment/system shall be excluded from the AMC calculation and from the MCG rate, specified in Article II.a, and shall result in an appropriate recalculation of the MCG.

IV. Buyer shall not unreasonably reject Embraer's recommendations, changes or solutions to elements of maintenance which would result in cost savings, as reasonably determined by the Parties.

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V.    EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT THE GUARANTEES, OBLIGATIONS
      AND LIABILITIES OF EMBRAER, AND REMEDIES OF BUYER SET FORTH IN THIS AIRCRAFT MAINTENANCE COST GUARANTEE ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER RIGHTS, CLAIMS, DAMAGES AND REMEDIES OF BUYER AGAINST EMBRAER OR ANY ASSIGNEE OF EMBRAER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY GUARANTEED LEVEL OF AIRCRAFT MAINTENANCE COSTS.

VI. The guarantee hereby expressed is established between Embraer and Buyer, therefore it cannot be transferred or assigned to others and during the Guarantee term the fleet shall be operated by only by Chautauqua, unless stated in this Agreement or by previous written consent of Embraer.

                  SCHEDULE "5" - DISPATCH RELIABILITY GUARANTEE


References to "Aircraft" in this Dispatch Reliability Guarantee shall be deemed to include all EMB-145 and EMB-135KL model aircraft delivered (or to be delivered) to Chautauqua as operator pursuant to Purchase Agreement DCT-025/98 between Embraer and Solitair Corp., and all aircraft to be delivered to Chautauqua as operator pursuant to the Amended and Restated Purchase Agreement DCT-025/98 between Embraer and Republic Airways Holdings, Inc. The first [*] period under this Dispatch Reliability Guarantee shall be deemed to have begun on [*]

I.    Definitions

      a.    Available for Dispatch

            An Aircraft which is on the ground and cleared for dispatch by signature of the responsible maintenance personnel of Chautauqua, as defined in Article II.a of this Schedule "5", at least [*]before the scheduled departure time of the initial flight in any given day shall be deemed to be "available for dispatch".

      b.    Maintenance Interruption

            1. A Maintenance Interruption occurs when the malfunction of an item, or necessary checking and/or corrective actions, cause a flight not to be available for dispatch, or a flight delay exceeding [*].

            2. A Maintenance Interruption of any or all the flight legs of a multileg flight constitute only one interruption.

            3. To be accounted as a Maintenance Interruption, any reported malfunction, either verbal or written, must result in maintenance corrective action.

            4. A repetitive problem shall not be counted as a Maintenance Interruption. However, [*] shall be counted as Maintenance Interruptions.


      c.    Achieved Dispatch Reliability Percentage ("ADR")

            Achieved Dispatch Reliability Percentage ("ADR") is the actual dispatch reliability percentage obtained by the Chautauqua's fleet of Aircraft in regular revenue service.

            ADR shall be computed monthly commencing with [*]by Chautauqua, as follows:

            [*]

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            [*]

            [*]

            [*]

II. Embraer, subject to the conditions and limitations expressed in this Schedule "5", will guarantee the Aircraft's dispatch reliability percentage as follows:

      a. This Dispatch Reliability Guarantee will be applicable only for Aircraft first operated by Chautauqua and only so long as the Aircraft are operated by Chautauqua.

      b. The average ADR for the first [*] period after [*] shall be [*] The average ADR for the second [*] period [*] shall be [*] The average ADR for the third [*] period after commencement of commercial operations [*] shall be [*]The average ADR for the [*] period [*] (the "Final Period") shall be [*](collectively "GDR").

      c. In the event that the ADR any [*] period referred to above is lower than GDR for the relevant period, Embraer shall diligently, after notification by Buyer:

            1. Develop and offer modification kits to improve ADR under conditions to be mutually agreed to by the Parties;


            2. Make recommendations concerning Chautauqua's programs, publications and maintenance and operational policies to improve ADR; and


            3. Take all measures, as deemed necessary and appropriate by Embraer when vendor action does not provide the required improvement in the ADR.

      d. In the event that the average ADR at the end of any [*]period described in paragraph II.b. above is lower than the GDR for such period, Embraer shall credit BUYER for Maintenance Interruptions calculated according to the following formula:

            [*]

            [*]

            [*]

            [*]

            [*]

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            In the event the average ADR at the end of any [*] period described in paragraph II.b. above is [*]for such period, then the [*] calculated according to the formula described above shall be [*]

            Buyer or Chautauqua shall calculate measurements and submit them to Embraer within 60 days after the end of each [*] period referred to in Article II a. of this Schedule "5". Embraer and Buyer shall attempt to reach an agreement over the data within 60 days of the submission. Any achieved credit amount will be credited to Buyer [*] after the [*] data conciliation. Such credit may be used by Buyer only toward [*]

      e. This dispatch reliability guarantee is based upon the following assumptions provided by Chautauqua, and any change to the assumptions shall be cause for reevaluation or adjustments of this guarantee in Embraer's sole discretion.

            Utilization: Chautauqua's EMB-145 and EMB-135KL fleet-wide average annual Aircraft utilization shall be at least [*]flight hours, plus or minus [*]with a minimum average flight hours per flight cycle, of [*]

      f.    The following elements are not covered under this guarantee:

            Interruptions of scheduled flights due to reasons other than Aircraft mechanical failures, including without limitation:

            -     Air Traffic Control

            -     Weather

            - Acts of God (i.e. natural disasters, floods and earthquakes, lightning strikes, bird strikes etc.).

            -     Accidents

            -     Incidents

            -     Negligence

            -     Force majeure

            -     Crew refusal

            - Optional equipment other than that identified on Attachment "A" to the Purchase Agreement

            -     Operational delays not related to maintenance

            -     Passenger and/or baggage loading

            - Non-availability of spares or equipment, except when [*] as provided for in paragraph [*];

            -     Non-availability of personnel;

            - Operation interruptions or Maintenance Interruptions which could have been prevented if the Minimum Equipment List ("MEL") issued and/or approved by the local regulatory authority was followed

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                                                                     Page 3 of 8
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            -     If the FAA grounds Chautauqua's fleet, or one of Chautauqua's
                  Aircraft,

            - Maintenance problems caused by Chautauqua's negligence or misuse of parts or Chautauqua's failure to take all maintenance actions on the Aircraft as recommended in all applicable maintenance manuals

            - Maintenance problems involving Aircraft or parts that has/have been involved in an accident, or when parts either defective or not complying to manufacturer's design or specification have been used;

            - Maintenance problems involving parts that have had their identification marks, designation, seal or serial number altered or removed

            - Maintenance problem resulting from inadequate parking for shipment and storage.

            - Conditions that exist prior to dispatch which lead to a flight interruption and could have been prevented by maintenance prior to dispatch (including but not limited to worn, flat and cut tires, servicing (ATA Chapter 12), hard landing, dead batteries, and worn brakes).

III. The foregoing dispatch reliability guarantee is provided subject to Chautauqua's adherence in all material respects to the following general conditions:


      a.    Airplane Operation

            Aircraft shall be operated in airline service in accordance with FAA regulations and as recommended by Embraer through the official and most updated Operations and Airplane Flight Manual. Chautauqua shall have available one spare aircraft for each twenty Aircraft at all times.

      b.    Inspection Program

            The Aircraft shall be maintained in accordance with the most current EMB-145 MRB document and using the "A" and "C" checks intervals Chautauqua's program must have provisions for escalating the checks intervals as soon as the FAA allows. Chautauqua's program should also include the use of task cards to assist the maintenance personnel in performing inspection tasks.

      c.    Aircraft Manuals

            Chautauqua shall keep a complete set of Embraer recommended manuals up-to-date and available to airline personnel for assisting them with the maintenance and operation of the Aircraft. A set of recommended manuals should be available at all maintenance bases (line or heavy) and shall be maintained with the latest revisions at all times.

      d.    MEL

            Chautauqua shall keep its MEL up to date, with the most current issue.

      e.    Stocking Levels

            Chautauqua shall stock and maintain Embraer and suppliers' reasonable recommended spare parts in inventory, throughout the guarantee period. There shall be a minimum inventory level at each line maintenance base along with the major parts being stored at the heavy maintenance facility. Embraer shall provide a list of recommended parts inventory to the Chautauqua prior to delivery of the first Aircraft and within sufficient time for the Chautauqua through Buyer to place an order with Embraer or the supplier. Chautauqua shall annually provide an inventory list to Embraer which shows current stocking levels and the locations of all EMB-145 and EMB-135KL parts, and Embraer will then make any recommendations on additional inventory if needed.

      f.    Parts Repair

            All shop repairs shall be performed in FAA certificated and authorized repair shops.

      g.    Staff Levels

            Chautauqua shall have available reasonable staff to properly maintain the Aircraft during scheduled and unscheduled maintenance. This shall include, but not be limited to, mechanics, electricians, avionics specialists, inspectors, cleaners, ground personnel and flight crews licensed or certified by the FAA as required by appropriate FAA regulations.

      h.    Training

            Chautauqua shall put and keep in place a training program approved by the FAA, which, at a minimum, shall include the following items:

            1.    Initial and recurrent training for pilots in the Aircraft;


            2. Initial and recurrent training for flight attendants in the Aircraft; and

            3. Initial and recurrent training for the maintenance staff (airframe, powerplant, electric avionics specialists) in the Aircraft.

                  Any maintenance specialist (engine, APU, avionics) will require suppliers' training.

                  Chautauqua shall train to the above standards any new hired employee who will work in or on the Aircraft.

      i.    Aircraft Cleaning

            Chautauqua shall keep the Aircraft reasonably clean, inside and out, by commercial airline standards at all times. This includes without limitation, the engines, wheel wells, nacelles, landing gear and flight control areas.

      j.    Service Bulletins

            When Embraer recommends that Chautauqua implement a service bulletin which improves performance or dispatch reliability, enhances flight operations or decreases maintenance costs, [*], Embraer Customer Support Department shall contact Chautauqua's Vice President of Maintenance, in writing, with recommendations that the service bulletin be complied with. Chautauqua will schedule the Aircraft for incorporation of such service bulletin [*], but, subject to Embraer's agreement, may schedule it for incorporation during a maintenance check, so as to minimize interruption to scheduled service.

      k.    Ground Support Equipment

            Embraer shall provide Chautauqua two lists of tooling and ground support equipment required to maintain the Aircraft which lists shall be subject to Chautauqua's reasonable approval. One list will cover line maintenance bases while the other will apply to heavy maintenance facilities. Chautauqua will be required to maintain these levels of required tooling and ground support equipment in good working order at all times.

      l.    Reliability Reporting

            Chautauqua shall provide monthly to Embraer a complete Aircraft reliability report. This report shall include Aircraft total time and cycles, dispatch reliability, on-time performance, completion factor, pilot reports, schedule interruption description, and component removals. Shop finding reports and tear down reports (for each failure completed) by authorized agencies and SDR's with date, Aircraft registration, problem description, maintenance action, and part number and serial number of the components removed and installed shall be maintained by the Designated Operator and shall be provided to Embraer as requested. Chautauqua shall use the ATA 100 chapter breakdown format for all reports.

      m.    Rejection

            Chautauqua shall not unreasonably reject Embraer's recommendations/changes/solutions which in Embraer's opinion, would result in an improvement in Chautauqua's dispatch reliability. Any such rejection shall be cause for re-evaluation or adjustment of this guarantee in Embraer's sole discretion.

      n.    Certification or Regulatory Changes

            The achieved maintenance interruption shall not take into account those interruptions which were originated by conformity to mandatory regulatory change.

      o.    Achieved Dispatch Reliability Review Meeting

            An Achieved Dispatch Reliability Review Meeting shall be scheduled, if necessary, and at the end of each six (6) month period of Chautauqua's Aircraft

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            operation. Representatives of Chautauqua and Embraer shall participate in the meetings and will:

            1.    Review current Achieved Dispatch Reliability;


            2. Eliminate irrelevant or non-Aircraft-intrinsic interruption claims from computed cancellation rates; and


            3. Review Chautauqua's compliance with Service Bulletins as required by Article III.j of this Schedule "5", review disputed claims, and consider methods for improvement of Achieved Dispatch Reliability.

                  Chautauqua shall permit Embraer access to all of its data which can be used in understanding and analyzing the dispatch reliability failure.

IV.   Suspension

      This guarantee shall be automatically suspended and shall not apply during the period of any labor disruption or dispute involving a significant work action which affects in whole or in part the Aircraft normal operation and maintenance.

V. Chautauqua will not include in the calculation of the ADR Maintenance Interruptions occurring under any of the circumstances listed below:


      a. When the Aircraft has been used in an attempt to break records, or subjected to experimental flights, or in any other way not in conformity with the flight manual or the airworthiness certificate, or subject to any manner of use in contravention of the applicable aerial navigation or other regulations or rules, issued or recommended by government authorities of whatever country in which the Aircraft is operated, when accepted and recommended by ICAO; and

      b. When the Aircraft or any of its parts has/have been altered or modified by Chautauqua, without prior approval from Embraer or from the manufacturer of the parts through a service bulletin, provided such approval has not been unreasonably withheld.

VI. THE GUARANTEES, OBLIGATIONS AND LIABILITIES OF EMBRAER, AND REMEDIES OF BUYER SET FORTH IN THIS DISPATCH RELIABILITY GUARANTEE ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER RIGHTS, CLAIMS, DAMAGES AND REMEDIES OF BUYER AGAINST EMBRAER OR ANY ASSIGNEE OF EMBRAER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY ACHIEVED DISPATCH RELIABILITY.

VII. The terms and conditions of this dispatch reliability guarantee do not alter, modify or impair, in any way, the terms and conditions of Attachment C (Aircraft WARRANTY CERTIFICATE) to the Purchase Agreement.

VIII. The guarantee hereby expressed is established between Embraer and Buyer and it cannot be transferred or assigned to others, unless by previous written consent of Embraer.

IX. As of condition of the guarantee hereby expressed, Chautauqua shall execute a waiver consistent with Section VI of this Schedule "5", in a form acceptable to Embraer.

                                  SCHEDULE "6"
                    EMB-140 AIRCRAFT UNDER [*] CONFIGURATION

                 AIRCRAFT SPECIFIC CONFIGURATION, FINISHING AND
                               REGISTRATION MARKS

                              STANDARD 140 AIRCRAFT
   THE AIRCRAFT SHALL BE MANUFACTURED ACCORDING TO THE STANDARD CONFIGURATION
    SPECIFIED IN EMBRAER'S TECHNICAL DESCRIPTION TD-140/002 DATED AS OF APRIL 2000, TYPE CERTIFICATION FAA, AND INCLUDING THE FOLLOWING OPTIONAL ITEMS:


                               OPTIONAL EQUIPMENT:
                 2.1 OPTIONS TO STANDARD AVIONICS CONFIGURATION
                                       [*]

                       2.2 OPTIONAL SYSTEM/OTHER EQUIPMENT
                                       [*]

                             INTERIOR OPTIONAL ITEMS
                                       [*]

                                  3. FINISHING

                             A. EXTERIOR FINISHING:

THE AIRCRAFT SHALL BE PAINTED ACCORDING TO THE AMR EAGLE COLOR AND PAINT SCHEME,
                  WHICH HAS BEEN SUPPLIED TO EMBRAER BY BUYER.

                             B. INTERIOR FINISHING:

Buyer has informed Embraer of its choice of materials and colors of all and any item of interior finishing such as seat covers, carpet, floor lining on galley areas, side walls and overhead lining, galley lining and curtain. If Buyer opts to use different materials and or patterns, such schedule shall be agreed between the Parties.

                              4. REGISTRATION MARKS

 The Aircraft shall be delivered to Buyer with the registration marks painted on them, which shall be supplied to Embraer by Buyer no later than [*] before each relevant Aircraft Contractual Delivery Date.

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

 IF THERE IS ANY CONFLICT BETWEEN THE TERMS OF THIS SCHEDULE "6" AND THE TERMS
  OF THE TECHNICAL DESCRIPTION TD-140/002, DATED APRIL 2000, THE TERMS OF THIS
                           SCHEDULE "6" SHALL PREVAIL.






















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